EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Sigma Designs, Inc. (File No. 333-163125, effective November 16, 2009, File No. 333-161560, effective August 26, 2009, File No. 333-158076, effective March 18, 2009, File No. 333-149628, effective March 11, 2008, File No. 333-144213, effective June 29, 2007, File No. 333-132303, effective March 9, 2006, File No. 333-128895, effective October 7, 2005, File No. 333-114374, effective April 9, 2004, File No. 333-106978, effective July 11, 2003, File No. 333-103513, effective February 28, 2003, File No. 333-83126, effective February 21, 2002, File No. 333-64234, effective June 29, 2001) on Form S-8 of Sigma Designs, Inc. of our reports dated April 1, 2010, with respect to the consolidated balance sheets of Sigma Designs, Inc. and subsidiaries as of January 30, 2010 and January 31, 2009, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the fiscal years in the three-year period ended January 30, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 30, 2010, which reports appear in the January 30, 2010 annual report on Form 10-K of Sigma Designs, Inc.

ARMANINO McKENNA LLP

San Ramon, California
April 1, 2010